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                                                                 EXHIBIT 10.18.2

                             AMENDMENT NUMBER TWO TO
                           LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT, dated as of May 10, 2000 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of February 4, 1999 (as amended from time to time, the "Loan Agreement"), by and between AMERIVISION COMMUNICATIONS, 1NC., an Oklahoma corporation ("Borrower"), on the one hand, and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast"), on the other hand. All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

                                 R E C I T A L S

         WHEREAS, Borrower and Coast wish to amend the Loan Agreement pursuant to the terms and provisions set forth in this Amendment; and

         NOW, THEREFORE, the parties hereto agree as follows:

                                    AMENDMENT

         Section 1. AMENDMENT TO SECTION 1 OF THE AGREEMENT TO ADD A DEFINITION FOR NON-CASH ADJUSTMENTS. The following definition of "Non-Cash Adjustments" is hereby added to the definitions set forth in Section 1 of the Agreement:

     "Non-Cash Adjustments" means adjustments to the calculation of Borrower's "Net Earnings" to reflect the addition of the following non-cash items: deferred income tax expense and expenses in connection with the granting of stock options, stock bonuses and warrants on stock. Such Non-Cash Adjustments will only be allowed to the extent there is an offsetting Net Loss Carry-forward (as determined in accordance with GAAP).

         Section 2. AMENDMENT TO SECTION 2.1 OF THE SCHEDULE TO THE LOAN AGREEMENT REGARDING THE MAXIMUM DOLLAR AMOUNT. The first paragraph of Section
2.1 of the Schedule to the Loan Agreement is hereby amended by deleting such paragraph in its entirety and replacing it with the following:

     "Loans in a total amount at any time outstanding not to exceed the lesser of a total of Thirty-Five Million Dollars ($35,000,000)* at any one time outstanding (the "Maximum Dollar Amount"), or the sum of (a) and (b) below:"



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         The following paragraph indicated by an asterisk ("*") is added to the conclusion of Section 2.1 of the Schedule.

     "*An increase in the Maximum Dollar Amount from $30,000,000 to $35,000,000 is expressly subject to Coast's having entered into a co-lending arrangement with another lender whereby such lender agrees to participate in providing Loans to Borrower in the amount of $7,500,000. Such co-lending arrangement shall be evidenced by a Syndicated Lender Rider and other documentation acceptable to Coast in its sole and absolute discretion."

         Section 3. AMENDMENT TO SECTION 2.1 (a) OF THE SCHEDULE TO THE LOAN AGREEMENT' REGARDING THE CREDIT LIMIT. The following concluding paragraph of
Section 2.I(a) of the Schedule to the Loan Agreement is hereby deleted in its entirety:

     "If Borrower requests an increase in the Maximum Dollar Amount from Thirty Million Dollars ($30,000,000) to Thirty Five Million Dollars ($35,000,000) after January 30, 2000 and prior to or on January 30, 2001, Borrower shall provide Coast with 90 days written notice prior to the proposed effective date of any such increase. To be eligible for the increase: (1) the provisions of this Section 2.1, with the exception of the Maximum Dollar Amount limitation, must otherwise allow for Loans in a total amount of $35,000,000, (2) an Event of Default shall not then exist or result from such increase, and (3) Coast must determine, in its sole and absolute discretion, that any funds which may become available for borrowing from such an increase will be utilized by Borrower for proper business purposes. If such an increase becomes effective, Borrower shall pay Coast a fee equal to one percent (1%) of the amount that the Maximum Dollar Amount is increased, with said fee to be fully earned and payable concurrently with the effectiveness of such an increase."

         Section 4. AMENDMENT TO SECTION 2.1(b) OF THE SCHEDULE REGARDING THE EBITDA LIMITER. Section 2.1(b) of the Schedule to the Loan Agreement is hereby amended by deleting such paragraph in their entirety and replacing it with the following:

     "(b) Three and one-half times EBITDA based on a rolling 12 months."

         Section 5. AMENDMENT TO SECTION 8.1(1) OF THE SCHEDULE TO THE LOAN AGREEMENT. The first numbered paragraph of Section 8.1 of the Schedule to the Loan Agreement is hereby amended by deleting such paragraph in its entirety and replacing it with the following:

     "1. Borrower shall at all times maintain a Net Worth no more negative than negative ($12,000,000), with such amount to become less negative by an amount equal to 80% of Borrower's quarterly Net Income (calculated in accordance with GAAP and taking into account year-end adjustments) on a cumulative basis commencing from Borrower's fiscal quarter ending March 31, 2000."

         Section 6. AMENDMENT TO THE THIRD PROVISO OF SECTION 8.1(6) OF



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THE SCHEDULE TO THE LOAN AGREEMENT. The third proviso of Section 8.1(6) of the
Schedule to the Loan Agreement is hereby amended by deleting such proviso in its entirety and replacing it with the following:

     "provided lastly, in addition to the above principal payments, so long as
     (i) no Event of Default has occurred and is continuing under the terms of this Agreement, (ii) subject to the above set forth availability test, Borrower may further repay the principal balance of the debt owing to Hebron Communications Corporation, Inc., in an amount (exclusive of the specific payments to Carl Thompson discussed above) not to exceed 25% of Borrower's quarterly "Net Earnings" (defined as net income after tax net of extraordinary gains plus Non-Cash Adjustments, measured on a cumulative basis for Borrower's current fiscal year, and based on quarterly reviewed financial statements) (the "SubDebt Net Earnings Payments"). Additionally, so long as no Event of Default has occurred and is continuing under the terms of the Agreement, Borrower may pay from quarterly Net Earnings, dividend or distribution payments on ownership interests of Borrower (which include, without limitation, the scheduled settlement payments for the $1,000,000 obligation listed in Section 6.10 of the Schedule), as provided for in Section 8.1(j)(i) of the Agreement, in an amount up to 50% of Borrower's quarterly Net Earnings less any SubDebt Net Earnings Payments."

         Section 7. AMENDMENT TO ADD A NEW SECTION 8.1(7) TO THE SCHEDULE TO THE LOAN AGREEMENT. The following Section 8.1(7) is hereby added to the Schedule to the Loan Agreement:

     "7. At all times, Borrower's ratio of Senior Debt to EBITDA shall be no greater than 3.50 to 1.00. For purposes of this paragraph, "Senior Debt" is defined as the total amount of Borrower's Obligations owing to Coast under this Agreement."

         Section 8. ISSUES AFFECTING SECTION 8.3(6) OF THE SCHEDULE TO THE LOAN AGREEMENT REGARDING ANNUAL FINANCIAL STATEMENTS. Section 8.3(6) of the Schedule to the Loan Agreement provides, among other things, that Borrower provide annual financial statements certified by an independent certified public accountant acceptable to Coast. Pursuant to this Section, Coast will require that Borrower change its accounting firm to a "big-six" accounting firm, acceptable to Coast, for preparation of Borrower's December 31, 2000 fiscal year end financial statements.

         Section 9. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the receipt by Coast of:

         (1) a fully executed copy of this Amendment together with copies of all other agreements, instruments and documents as Coast may require in connection with the transactions contemplated hereby;
         (2)      a fully executed copy of that certain Syndicated Lender Rider;
                  and
         (3) a line increase fee in the amount of Fifty Thousand Dollars ($50,000) (the "Line Increase Fee").



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         Section 10. ENTIRE AGREEMENT. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Borrower represents, warrants and agrees that in entering into the Loan Agreement and consenting to this Amendment, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

         Section 11. CONFLICTING TERMS. In the event of a conflict between the terms and provisions of this Amendment and the terns and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

         Section 12. MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

                           [Signature Page to Follow]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                    BORROWER:

                                    AMERIVISION COMMUNICATIONS, INC.,
                                    An Oklahoma corporation



                                    By /s/ Stephen D. Halliday
                                       --------------------------------
                                           President or Vice President


                                    By /s/ David Grose
                                       --------------------------------
                                           Secretary or Ass't Secretary

                                    COAST:

                                    COAST BUSINESS CREDIT,
                                    a division of Southern Pacific Bank



                                    By /s/ John D. Walker
                                       --------------------------------
                                    Title  Vice President
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